UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : March 14, 2008
ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-33807 (Commission File Number)	26-1232727 (IRS Employer Identification No.)

90 INVERNESS CIRCLE E. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)
(303) 723-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
On March 14, 2008, a Proton launch vehicle carrying the SES Americom AMC-14 satellite experienced an anomaly which left the satellite in a lower orbit than planned.  While further testing will be necessary, the satellite appears to be functional. Engineers from SES Americom and Lockheed Martin, the manufacturer of the satellite, are exploring options to potentially bring AMC-14 into its proper orbit. If those efforts are successful, station keeping fuel would be required to correct the orbit, so the service life of the satellite would be substantially reduced.
We are not obligated to make any monthly lease payments to SES Americom unless the satellite is successfully placed into commercial operation.  We also made significant up front payments with respect to the satellite prior to launch, substantially all of which are covered by insurance we procured.
We intended to lease the satellite to DISH Network Corporation.  That revenue opportunity would be lost if the satellite cannot be placed into commercial operation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: March 17, 2008	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

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